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                                                                 EXHIBIT 23

KPMG Peat Marwick LLP

233 South 13th Street, Suite 1600
Lincoln, NE 68508-2041

Two Central Park Plaza
Suite 1501
Omaha, NE 68102


                            Accountants' Consent


The Board of Directors
Aliant Communications Inc.:


We consent to incorporation by reference in the registration statement
(No. 333-46751) on Form S-3, the registration statement (No. 333-64223) on Form S-3D, and the registration statement (No. 33-39551) on Form S-8 of Aliant Communications Inc. of our reported dated February 5, 1999, relating to the consolidated balance sheets of Aliant Communications Inc. and subsidiaries as of December 31, 1998 and 1997, and the related statements of earnings, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1998 and related schedule, which reports appear in the December 31, 1998 annual report on Form 10-K of Aliant Communications Inc.

/s/ KPMG Peat Marwick LLP

KPMG Peat Marwick LLP
Lincoln, Nebraska
March 22, 1999